                                   ARTHUR
                                  ANDERSEN



                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-58837) of our reports, dated February 9, 1998 (except as to Note 20, which is as of July 10, 1998), on our audit of the consolidated financial statements and schedules of International Comfort Products Corporation.


/s/ Arthur Andersen


August 27, 1998
Mississauga, Canada